Exhibit 10.2

LEHMAN BROTHERS HOLDINGS INC.

AGREEMENT EVIDENCING A GRANT OF A

NON-QUALIFIED STOCK OPTION

TO

$
Number of Common Shares Subject to Options	Exercise Price Per Share

Date of Grant	Option Exercisability Dates

1)     Grant of Options. Pursuant to the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan (the “Plan”), Lehman Brothers Holdings Inc. (the “Company”) hereby grants you, as of the Date of Grant specified above, a nonqualified stock option to purchase the number of common shares (par value $0.10 per share) of the Company (“Common Stock” or “Shares”) specified above (which number of Shares may be adjusted pursuant to Paragraph 8 below) at the price per Share specified above (the “Option Price”).

2)     Additional Documents; Definitions. Enclosed you will find a copy of the Plan which is incorporated in this instrument by reference and made a part hereof, and a copy of the Plan prospectus. The Plan and the prospectus then in effect should be carefully examined before any decision is made to exercise the option. All capitalized terms not defined herein shall have the meaning ascribed to such terms under the Plan.

3)     Exercisability. Subject to the provisions of this Agreement and the applicable provisions of the Plan, you may exercise this option as follows:

a)     No part of this option may be exercised after                    (the “Expiration Date”). In addition, unless otherwise determined by the Board of Directors (the “Board”) of the Company, no part of this option may be exercised before the Option Exercisability Dates set forth herein;

b)    At any time or times on or after                     and thereafter through the Expiration Date you may exercise this option as to                            Shares;

c)     At any time or times on or after                     and thereafter through the Expiration Date you may exercise this option as to an additional                     Shares; and

d)    At any time or times on or after                     and thereafter through the Expiration Date, you may exercise this option as to an additional                     Shares.

4)     This option may not be exercised for a fraction of a Share.

5)     Conditions to Exercise. This option may not be exercised by you unless all of the following conditions are met:

a)     Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Shares upon exercise will be in compliance with the Securities Act of 1933, as amended, and applicable U.S. federal, state, local and foreign laws;

b)    You must pay, at the time of exercise or as otherwise permitted by the Committee, the full exercise price for the Shares being acquired hereunder, by (i) paying by cash in United States dollars or other currency acceptable to the Committee (which may be in the form of a certified check), (ii) subject to the Company’s prior consent, tendering Shares owned by you which have a Fair Market Value on the day of exercise equal to the full exercise price for the Shares being acquired, (iii) subject to the Company’s prior consent, withholding from those Shares that would otherwise be obtained upon exercise a number of Shares having a Fair Market Value equal to the option price and/or required withholding taxes, (iv) subject to the Company’s prior consent, delivering a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on your behalf sufficient to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, sufficient to pay the option price, or (v) by any combination of (i), (ii), (iii), or (iv) above.

c)     On the date of your termination of service as a director you (or in the event of your death, your estate or any person who acquires the right to exercise this option by bequest or inheritance or by reason of your death) may exercise this option for all [specified amount] shares at any time until [specified date].

6)     Limitation on Obligations. Holdings’ obligations with respect to the options granted hereunder is limited to the delivery of shares of Common Stock on the date when you properly exercise an option granted hereunder and satisfy the Conditions to Exercise specified in Paragraph 5.

7)     Non-Assignment. This option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by you, except to your immediate family members and except by will or the laws of descent and distribution and is exercisable during your lifetime only by you or any immediate family members to whom options are assigned by you. If you or anyone claiming under or through you attempts to violate this Paragraph 7, such attempted violation shall be null and void and without effect, and the Company’s obligation to make any further payments (stock or cash) hereunder shall terminate.

8)     Equitable Adjustment. In the event of any change in the outstanding shares of Common Stock by reason of any Common Stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of Common Stock other than regular cash dividends, occurring after the Date of Grant specified above and prior to the exercise of the option in full, the number and kind of shares of Common Stock for which this option may then be exercised and the option price shall be adjusted so as to reflect such change, and shall be consistent with the provisions of Code Section 409A.

9)     Change in Control. The option holder has the right to surrender the stock option or any portion thereof to the Company within 30 days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of unexercised shares of Common Stock under the option which are being surrendered multiplied by (b) the excess of (i) the greater of (A) the price per share of Common Stock paid in connection with the Change in Control or (B) the highest Fair Market Value per share of Common Stock in the 90-day period preceding such Change in Control, over (ii) the purchase price of the option as set forth in the underlying option agreement (the foregoing, a “Limited Right”).; provided, however, that if a Friendly Change in Control occurs, the Limited Right shall be effective with respect to only one-half of the options which are then not exercisable, and if applicable, in substitution of the remaining one-half of the options which are then not exercisable, an amount of cash or equity equal to the highest price paid by an acquirer in excess of the option exercise price shall be deferred for the shorter of two years or the term of any remaining restrictions but such cash or equity shall remain otherwise subject to all issuance restrictions during such period, provided further that no such deferral will subject the option to additional taxation under Code Section 409A.

10)   Amendment. The terms of this Agreement may be amended from time to time by the Board in its sole discretion in any manner that it deems appropriate (including, but not limited to, the acceleration provisions).

11)   No Right to Continued Service. Neither the grant nor the exercise of the option shall confer on you any right to be retained in the service of the Company or to receive subsequent options or other Awards under the Plan. The right of the Company to terminate your service with it at any time or as otherwise provided by any agreement between the Company and you is specifically reserved.

12)   No Rights of a Stockholder. Neither you (nor, in the event of your assignment to a family member or your death, any person acting under Paragraph 7 above) shall have any of the rights of a stockholder with respect to Shares subject to the option except to the extent that such Shares of Common Stock shall have been issued to you (or, in the event of your assignment to a family member or your death, any person acting under Paragraph 6 above) upon the exercise of the option.

13)   Applicable Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.